EXHIBIT 10.1

                              CONSULTING AGREEMENT


         AGREEMENT (the "Agreement") is made and entered into as of June 22, 2009, by and between China Wi-Max Communications, Inc., a Nevada corporation (the "Company"), and Stanton E. Ross ("Ross") and Global Equity Funding, LLC, a Nevada limited liability company ("Global"). Ross and Global are collectively referred to as the "Consultant."

                                R E C I T A L S :
                                ----------------


     WHEREAS, the Company desires to obtain Consultant's services as set forth in this Agreement; and

     WHEREAS, Consultant desires to provide such services to the Company for a fee that will compensate Consultant for time spent for services rendered and costs advanced by Consultant as contemplated in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and conditions hereinafter set forth, the parties agree as follows:

     1. Retention of Consultant. The Company hereby engages and retains Consultant and Consultant hereby agrees to use Consultant's best efforts to render to the Company the consulting services for a period of commencing on the date of this Agreement and terminating on June 21, 2010, provided that the Company may terminate this Agreement, in its sole discretion, at any time after December 21, 2009.

     2. Consultant's Services. Consultant shall provide the following services under this Agreement:

        2.1 Introduce the Company to financing sources, whether directly or through third parties (all of whom are referred to as "Financing Sources"), who have the ability to provide financing to the Company in cash, securities, assets, credit enhancement or otherwise (collectively referred to as a "Financing Transaction"). Consultant will periodically provide written notices to the Company of the Financing Sources it introduces to the Company;

        2.2 Identify and introduce firms to the Company to provide investor relations, including R.J. Falkner & Co., Inc.;

        2.3 Introduce the Company to members of the broker-dealer and financial community;

        2.4 Facilitate   conferences  between  the  Company and  members  of the
business and financial community upon the request of the Company; and

        2.5 Review and analyze the market for the Company's securities.

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     3. Payment for Services.

        3.1 The Company shall pay Consultant for the services to be rendered under this Agreement a fee equal to five percent (5.0%) of the amount of any Financing Transaction completed by or through a Financing Source up to a maximum of $5,000,000. A Financing Transaction includes amounts the Company receives from or through any third party who was introduced to the Company by another Financing Source of Consultant. The Company shall pay the foregoing amounts on the closing date of any Financing Transaction that occurs by or through a Financing Source during the term of this Agreement or that occurs within eighteen (18) full calendar months from the termination of this Agreement.

        3.2 The Company shall also issue Consultant options exercisable to pur-chase 1,000,000 shares of its Common Stock (each an "Option," collectively, the "Options") at a price of $0.50 per share. The exercise price of the Options will be reduced to the lowest price at which the Company sells any of its equity securities, or agrees to sell any of its equity securities through an option, warrant or convertible security, during the term of the Options. Each Option will have a term of three years from the date of grant. Each Option shall be deemed to have a value of $.0001. The Options shall be in a form acceptable to the parties, shall be fully transferrable by Ross and Global and shall include the terms set forth below.

        3.3 The Options shall vest as follows: (i) 450,000 Options shall vest and be exercisable upon execution of this Agreement and (ii) 550,000 Options shall vest and be exercisable upon the Company's closing one or more Financing Transactions totaling at least $1,000,000.

        3.4 The Options may be exercised in whole or in part from time to time by delivering written notice, via facsimile, with original by next day delivery, along with full payment of the exercise price for any exercise, to the Company. Consultant may pay the exercise price in cash or by cashless exercise. In the case of a cashless exercise, Consultant will surrender the Options to be exercised to the Company together with a notice of cashless exercise, in which event the Company will issue to Consultant the number of shares of Common Stock underlying the Options to be exercised less the number of shares of Common Stock required to pay the aggregate exercise price of the Options to be exercised.

        3.5 For purposes of Rule 144 ("Rule 144") promulgated under the Securi-ties Act of 1933, as amended, the Common Stock issued in any cashless exercise transaction shall be deemed to have been acquired by Consultant, and the holding period for such Common Stock shall be deemed to have been commenced, on the issue date of the Options.

        3.6 The payments and issuance of the Options under this Paragraph 3, "Payment for Services," shall be deemed full and complete consideration for the services to be rendered by Consultant under this Agreement. Ross and Global will share equally in the payments made and Options issued under this Agreement, except that the 450,000 Options granted under Paragraph 3.3 will be allocated 250,000 Options to Global and 200,000 Options to Ross.

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        3.7 The  Company will  reimburse  Consultant  for  all  direct  expenses incurred by Consultant in performing such services. Consultant shall obtain the approval of the Company prior to incurring any expenses. Consultant will tender requests for reimbursement to the Company and the Company will make the reimbursement to Consultant within ten (10) days after its receipt of written notification.

     4. Consultant's Time Commitment. Consultant shall devote such time as reasonably requested by the Company for consultation, advice and assistance on matters described in this Agreement and provides the same in such form as the Company requests. The Company agrees that Consultant shall not be prevented or barred from rendering services similar or dissimilar in nature for and on behalf of any person, firm or corporation other than the Company.

     5. Nature of Services and Independent Contractor. The relationship created under this Agreement is that of Consultant acting as an independent contractor. The parties acknowledge and agree that Consultant shall have no authority to, and shall not, bind the Company to any agreement or obligation with any third party. The parties also acknowledge that Consultant's services consist of introducing and facilitating the introduction of Financing Sources to the Company. Consultant will not assist in any negotiations between the Company and the Financing Sources, communicate the terms of any offers or sales between the Company and the Financing Sources respecting a possible Financing Transaction, advise the Company or the Financing Source respecting a Financing Transaction, effect a Financing Transaction or provide services as a broker/dealer. Consultant will also not provide legal or accounting services.

     6. Nondisclosure of Confidential Information. Consultant shall maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by the Company relating to its business, operations, employees and customers that may give the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that, by reason of Consultant's duties under this Agreement, Consultant may acquire Confidential Information. Consultant recognizes that all such Confidential Information is the property of the Company. During the term of Consultant's engagement by the Company, Consultant shall exercise all due and diligent precautions to protect the integrity of any or all of the Company's documents containing Confidential Information. In consideration of the Company entering into this Agreement, Consultant shall not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information obtained during Consultant's engagement by the Company without the prior written consent of the Company. The parties agree that this Paragraph 6 shall survive the termination of this Agreement.

     7. Communications with Consultant. Consultant will not independently conduct a due diligence review of the Company and will, to a great extent, be relying upon information provided by the Company in rendering services under this Agreement.

     8. Exculpation of Liability and Indemnification. All decisions with respect to consultations or services rendered by Consultant for transactions negotiated for and presented to the Company by Consultant shall be those of the Company, and Consultant shall have no liability with respect to such decisions. In connection with the services Consultant renders under this Agreement, the
Company indemnifies and holds Consultant harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Consultant may become subject and will reimburse Consultant for any legal and other expenses, including attorney's fees and disbursements incurred by Consultant in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such are based upon the information the Company has

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supplied to Consultant  under this  Agreement.  In connection  with the services
Consultant renders under this Agreement, Consultant indemnifies and holds the Company harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Company may become subject and will reimburse Company for any legal and other expenses, including attorney's fees and disbursements incurred by the Company in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such are based upon or in connection with the services Consultant has rendered under this Agreement.

     9. Piggyback Registration. If at any time during the period the Options are outstanding the Company determines to file a registration statement with the Securities and Exchange Commission in the United States relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended, of any of its equity securities, then the Company shall send to Consultant a written notice of such offering. If within fifteen (15) days after receipt of such notice, Consultant shall so request in writing, the Company will include in such registration statement any or all of the shares of Common Stock issuable on exercise of the Options that Consultant requested to be registered. The Company shall not, however, be required to register any such shares of Common Stock that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act. Consultant will, upon written request of any third party which also has registration rights, reduce the number of its shares to be registered under the registration in the proportion that the shares of Consultant and such third party bear to each other.

     10. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise, or inducement has been made by any party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. If any provision of this Agreement shall be declared void or against public policy, such provision shall be deemed severed from this Agreement and the remaining provisions shall remain in full force and effect and unmodified.

     11. Assignment. The Consultant may not assign or transfer this Agreement without written authorization from the Company, which consent shall not be unreasonably withheld. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets. In such event, the rights and obligations of the Company under this Agreement shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of the business or assets.

     12. Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by all of the parties hereto who are thereby affected, or in the case of a waiver, by the party waiving compliance. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any

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such breach,  or a waiver of the breach of any other term or covenant  contained in this Agreement.

     13. Notices. All notices, consents, requests, demands and offers required or permitted to be given under this Agreement will be in writing and will be considered properly given or made when personally delivered to the party entitled thereto, or when mailed by certified United States mail, postage prepaid, return receipt requested, addressed to the addresses appearing in this Agreement. A party may change his address by giving notice to the other party to this Agreement.

     14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. It shall not be required that any single counterpart hereof be signed by the parties, so long as each party signs any counterpart of this Agreement.

     15. Governing Law. This Agreement shall be governed in all respects and for all purposes by the laws of the State of Missouri and the Courts of such State shall have exclusive jurisdiction to enforce any order or award obtained in arbitration.

     16. Arbitration. Any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in Missouri pursuant to the rules then applying of the American Arbitration Association.

     17. Attorneys' Fees. In case of any action or proceeding to compel compliance with, or for a breach of, any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover from the losing party all costs of such action or proceeding, including, but not limited to, reasonable attorneys' fees.





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         IN WITNESS WHEREOF,  the undersigned have executed this Agreement to be effective as of the day and year first above written.


                                China Wi-Max Communications, Inc.


                                By
                                    --------------------------------------------
                                    Steven T. Berman
                                    Its President and Chief Executive Officer

                                Address:        Denver Tower
                                                1905 Sherman Street, Suite 335
                                                Denver, CO  80203


                                ------------------------------------------
                                Stanton E. Ross

                                Address:  ______________________________________
                                          ______________________________________
                                          ______________________________________


                                Global Equity Funding, LLC


                                By
                                   ---------------------------------------------
                                   Michael Burstein
                                   Its Manager

                                Address:  ______________________________________
                                          ______________________________________
                                          ______________________________________













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